                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "AGREEMENT"), dated as of December 12, 2000, is entered into by and among (i) iBasis, Inc. a Delaware corporation (the "COMPANY"), (ii) the persons and entities listed on the signature pages hereto under the heading "Designated Stockholders" (each individually, a "DESIGNATED STOCKHOLDER", and collectively, the "DESIGNATED STOCKHOLDERS") and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 10 hereof (collectively, the "PERMITTED TRANSFEREES" and each individually an "PERMITTED TRANSFEREE").

                                   BACKGROUND

         WHEREAS, the Company, Penguin Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("MERGER SUB"), and PriceInteractive, Inc., a Delaware corporation ("TARGET"), and the Stockholder Representatives and Company Principal Stockholders named therein, intend to enter into an Agreement and Plan of Merger and Reorganization dated as of the date hereof (the "MERGER AGREEMENT"), pursuant to the terms of which, among other things, Target will be merged with and into Merger Sub (the "MERGER"), and the outstanding shares of Target's Class A and Class B Common Stock, par value $0.01 per share, 1998 Redeemable Preferred Stock, $0.01 par value per share, and Series A Convertible Preferred Stock, $0.01 par value per share, will be converted into the right to receive shares of Common Stock (as defined below) and a specified amount of cash consideration; and

         WHEREAS, as a material inducement to Target and the Principal Stockholders to enter into the Merger Agreement, the Company is willing to execute and deliver this Registration Rights Agreement to provide for the registration under the Securities Act of 1933, as amended, of the shares of Common Stock issuable to the Designated Stockholders and Permitted Transferees in the Merger;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. In addition to those terms defined elsewhere in this Agreement, the following terms as used herein shall have the following meanings:

                  "ACQUIRED SHARES" shall mean the shares of Common Stock issuable to the Designated Stockholders in the Merger.

                  "CLOSING" shall have the meaning ascribed to such term in the Merger Agreement.

                  "COMMON STOCK" shall mean the Common Stock, par value $.001 per share, of the Company (or such other security of the Company into which such Common Stock may be subsequently reconstituted).


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                                      -2-

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "PERSON" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

                  "REGISTRABLE SHARES" shall mean (a) the Acquired Shares, (b) any other shares of Common Stock acquired by a Designated Stockholder pursuant to the indemnification provisions of the Merger Agreement or otherwise and (c) any other shares of Common Stock issued in respect of any of such securities (as a result of stock splits, stock dividends, reclassifications, recapitalizations or other events); PROVIDED, HOWEVER, such term shall not, after the Mandatory Registration Termination Date, include any of the shares listed in clauses (a)-(c) that have become eligible for resale pursuant to Rule 144(k).

                  "RULE 144" shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

                  "SEC" shall mean the U.S. Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended.

                  "STOCKHOLDERS" shall mean, collectively, the Designated Stockholders and the Permitted Transferees; PROVIDED, HOWEVER, that the term "STOCKHOLDERS" shall not include any of the Designated Stockholders or any of the Permitted Transferees that ceases to own or hold any Registrable Shares.

         2. MANDATORY REGISTRATION.

         Within ten (10) business days after the date of this Agreement, the Company will prepare and file with the SEC a registration statement on Form S-3 for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Stockholders as selling stockholders thereunder (the "INITIAL REGISTRATION STATEMENT"). The Initial Registration Statement shall permit the Stockholders to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. Attached as SCHEDULE A hereto is a list of the Stockholders who shall be initially named as selling stockholders in the Initial Registration Statement. The Company agrees to use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable after filing with the SEC. The Company shall be required to keep the Initial Registration Statement effective until such date that is the earlier of (i) the date when all of the Registrable Shares registered thereunder shall have been sold or (ii) the second anniversary of the Closing plus the aggregate amount of days, if any, that the Company has implemented Suspension Period(s) (as hereinafter defined) as further provided in Section 9 (such date is referred to herein as the "MANDATORY REGISTRATION TERMINATION DATE"). Thereafter, the Company


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                                     -3-

shall be entitled to withdraw the Initial Registration Statement and the Stockholders shall have no further right to offer or sell any of the Registrable Shares pursuant to the Initial Registration Statement (or any prospectus relating thereto). Notwithstanding the foregoing, in no event shall the Company be required to file the Initial Registration Statement unless and until the Company shall have received all information relating to the Target and the Stockholders reasonably requested by the Company or otherwise required to be included therein.

         3. PIGGYBACK REGISTRATION RIGHTS.

         3.1. REGISTRATION. If at any time after (a) the Effective Time and prior to or after the Mandatory Registration Termination Date, the Company proposes to register any of its Common Stock under the Securities Act, whether for its own account or for the account of any stockholder of the Company or pursuant to registration rights granted to holders of securities of the Company (but excluding in all cases any registrations to be effected on Forms S-4 or S-8 or any applicable successor Forms) in connection with a proposed underwritten offering of the Common Stock or (b) after the Mandatory Registration Termination Date, the Company proposes to register any of its Common Stock under the Securities Act, whether for its own account or for the account of any stockholder of the Company or pursuant to registration rights granted to holders of securities of the Company (but excluding in all cases any registrations to be effected on Forms S-4 or S-8 or any applicable successor Forms), the Company shall, each such time, give to each Stockholder written notice of its intent to do so. Upon the written request of any Stockholder given within ten days after the giving of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be included in such registration the Registrable Shares of such Stockholder, to the extent requested to be registered, subject to Section 3.2; PROVIDED that such Stockholder agrees to sell those of its Registrable Shares to be included in such registration in the same manner and on the same terms and conditions as the other shares of Common Stock which the Company purposes to register, and PROVIDED FURTHER, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.1 without obligation to any Stockholder.

         3.2. PRIORITY OF THE COMPANY SHARES AND DEMAND SHARES. The Company shall not be required under Section 3.1 to include the Registrable Shares of any Stockholder in any offering involving an underwriting of shares being issued by the Company or being sold pursuant to any demand registration rights of any stockholder of the Company, unless such Stockholder accepts and agrees to the terms of the underwriting as agreed upon between the Company and/or the stockholder(s) exercising demand registration rights, as applicable, and the underwriters selected by the Company and/or such stockholders, and then only in such quantity as (without any reduction in the numbers of shares to be sold for the account of the Company and any such stockholders) will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company or such stockholders. If the total number of shares of Common Stock which all selling stockholders of the Company, including any Stockholders, request to be included in any offering exceeds the number of shares which the underwriters believe to be compatible with the success of the offering, the Company shall only be required to include in the offering so many of shares of stockholders (including any Stockholders and any stockholders exercising piggy-back registration rights) as the underwriters believe will not (without any reduction in the number of

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                                     -4-

shares to be sold for the account of the Company and any stockholder(s) exercising demand registration rights) jeopardize the success of the offering. Notwithstanding the foregoing, in no event shall the number of shares to be included in a registration by stockholders who have exercised demand registration rights pursuant to the First Amended and Restated Registration Rights Agreement, dated as of July 12, 1999 (the "JULY 1999 REGISTRATION RIGHTS AGREEMENT"), between the Company and certain of the Company's stockholders, with respect to such registration, be reduced by any Registrable Shares sought to be included in such registration pursuant to this Section 3.

         3.3 FORM S-3 REGISTRATION RIGHTS.

         (a) REGISTRATION UPON REQUEST. In the event that the Company shall receive from Stockholders holding twenty (20) percent of the Registrable Shares then outstanding a written request or requests that the Company effect an additional registration on Form S-3 (or any applicable successor Form) with respect to all or a part of the Registrable Shares owned by such Stockholders, then the Company will promptly use its reasonable best efforts to effect such registration of all or such portion of such Stockholders' Registrable Shares as are specified in such request; PROVIDED that, if the Company has been given a notice of the type specified in this Section 3.3, the Company is not required to pursue the registration referred to in the second notice. Promptly after receipt by the Company of a notice requesting registration pursuant to this Section 3.3, the Company shall give to each Stockholder written notice of such request for registration. Upon the written request of any Stockholder given within ten days after the giving of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be included in such registration the Registrable Shares of such Stockholder, to the extent requested to be registered. Subject to paragraph (c) below, the Company may include in any registration pursuant to this Section 3.3 additional shares of Common Stock for sale for its own account or for the account of any other Person. No registration under this Section 3.3 shall be underwritten unless the Company shall otherwise elect in its sole and absolute discretion.

         (b) SELECTION OF UNDERWRITERS. If a registration pursuant to this
Section 3.3 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company.

         (c) PRIORITY OF DEMAND REGISTRATIONS. If a registration pursuant to this Section 3.3 involves an underwritten offering, and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of Registrable Shares requested to be included in such registration by the requesting Stockholders and (ii) second, the other shares of Common Stock of the Company proposed to be included in such registration, in accordance with the priorities, if any, then existing among the Company and the holders of such other securities.

         (d) LIMITATION ON REGISTRATIONS. Notwithstanding anything to the contrary in this Section 3, the Company shall not be required to effect any registration pursuant to this

Section 3.3 unless the Registrable Shares to be so registered shall have an aggregate proposed sales price of at least $1,000,000.

         4. ADDITIONAL OBLIGATIONS OF THE COMPANY.

         Whenever the Company is required under Section 2 or Section 3 to use its reasonable best efforts to effect the registration of any of the Registrable Shares of any Stockholder, the parties agree that such obligation shall include that the Company shall promptly:

                  (a) Prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its reasonable best efforts to cause such registration statement to become and remain effective; PROVIDED, however that the Company shall in no event be obligated to cause any such registration (other than the Initial Registration Statement) to remain effective for more than 180 days;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (c) Furnish to such Stockholder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Stockholder may reasonably request in order to facilitate the disposition of such Registrable Shares;

                  (d) Use its reasonable best efforts to register and qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as shall be reasonably appropriate in the opinion of the Company and the managing underwriters, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and PROVIDED FURTHER that (anything in Section 6 to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification therein of the securities be borne by selling shareholders, then each Stockholder shall, to the extent required by such jurisdiction, pay its PRO RATA share of selling expenses; and

                  (e) Notify the selling Stockholders, at any time when a prospectus relating to a registration statement filed pursuant to this Agreement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice to each selling Stockholder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; PROVIDED that upon such notification by the Company, the selling Stockholders will not offer or sell Registrable Shares until the Company has notified the selling Stockholders that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the selling Stockholders (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 4(e) and deliver copies of same as above provided in Section 4(a) and 4(b) hereof).

         5. FURNISH INFORMATION.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that any Stockholder requesting registration of any of such Stockholder's Registrable Shares shall furnish to the Company such information regarding such Stockholder, the Registrable Shares held by such Stockholder, the proposed plan of distribution of such Registrable Shares, and any other information as the Company shall reasonably request and as shall be required in order to effect any such registration by the Company.

         6. EXPENSES.

         All expenses incurred in connection with a registration pursuant to this Agreement (excluding underwriting commissions and discounts), including without limitation reasonable fees and expenses of one special counsel for the Selling Stockholders (except with regard to the registration contemplated by Section 2 of this Agreement), all registration and qualification fees, printing costs, and fees and disbursements of counsel for the Company, shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for blue sky registration or qualification expenses in connection with states in which the Company is not registering or qualifying its original issue shares or Registrable Shares of Company stockholders upon exercise of their registration rights.

         7. INDEMNIFICATION.

         7.1. INDEMNIFICATION. In the event that any Registrable Shares of any Stockholder are included in a registration statement pursuant to this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless such Stockholder, any underwriter (as defined in the Securities Act) for the Company, and each officer and director of such Stockholder or such underwriter and each Person, if any, who controls such Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse the Stockholder, such underwriter or such officer, director or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 7.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company
         (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises primarily out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished expressly for use in connection with such registration by such Stockholder, any underwriter for such Stockholder or controlling Person with respect to such Stockholder.

                  (b) To the extent permitted by law, such Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling Person, or underwriter may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished in writing by the Stockholder expressly for use in connection with such registration; and the Stockholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 7.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Stockholder against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

                  (c) Promptly after receipt by an indemnified party under this
         Section 7.1 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.1, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.1 only if and to the extent such failure to promptly notify was prejudicial to its ability to defend such action, and the omission so to notify the indemnifying party will not relieve the indemnifying party of any liability which he may have to any indemnified party otherwise other than under this Section 7.1.

                  (d) If the indemnification provided for in this Subsection 7.1 is held by a court of competent jurisdiction to be unavailable or insufficient to hold harmless an indemnified party under this Subsection 7.1, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the claims, losses, damages or liabilities (or actions in respect thereof) referred to in Subsection
         (a) or (b) of this Section 7.1 (i) in such proportion as is appropriate to reflect the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such claims, losses, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative considerations referred to in clause (i) above but also the relative benefit to each indemnifying party. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Subsection 7.1(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7.1(d). The amount paid by an indemnified party as a result of the claims, losses, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 7.1(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim that is the subject of this Subsection 7.1(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Notwithstanding the foregoing, the liability of each Stockholder under this Subsection 7.1 shall be limited to an amount equal to the net proceeds of the shares sold by such Stockholder.

         7.2. OVERRIDE. Notwithstanding anything in this Section 7 to the contrary, if, in connection with an underwritten public offering of the Registrable Shares, the Company, any Stockholder and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification as between the Company and such Stockholder, then the indemnification provision of this
Section 7 shall be deemed inoperative for purposes of such offering.

         8. DELAY OF REGISTRATION. The Stockholders shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

         9. DEFERRAL; BLACK-OUT. Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the selling Stockholders named in any registration statement filed hereunder a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made the good faith determination (after consultation with counsel) (i) that continued use by the selling Stockholders of the Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act, premature disclosure in such registration statement (or the prospectus relating thereto) of material, nonpublic information (the "NON-PUBLIC INFORMATION") concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the Stockholders of such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the selling Stockholders to use the registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for a period (the "SUSPENSION PERIOD") of not more than 60 days after delivery by the Company of the certificate referred to above in this Section 10. During the Suspension Period, none of the Designated Stockholders shall offer or sell any Registrable Shares pursuant to or in reliance upon the registration statement (or the prospectus relating thereto). Notwithstanding the foregoing
(a) if disclosure of the Non-Public Information is made during a Suspension Period, then the Company shall promptly terminate the Suspension Period and immediately notify the Stockholders of such termination and (b) the Company may not implement the right to initiate a Suspension Period more than twice in any twelve month period. To the extent that the Company initiates one or more Suspension Periods hereunder, the Company shall maintain the effectiveness of the Initial Registration Statement for an additional number of days equal to the aggregate amount of days that the Company implemented such Suspension Periods.

         10. TRANSFER OF REGISTRATION RIGHTS. None of the rights of any Stockholder under this Agreement shall be transferred or assigned to any person unless (i) such person is a Qualifying Holder (as defined below), and (ii) such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as EXHIBIT A hereto. For purposes of this Section 11, the term "QUALIFYING HOLDER" shall mean, with respect to any Stockholder, (i) any partner thereof, (ii) any corporation, partnership controlling, controlled by, or under common control with, such Stockholder or any partner thereof including, without limitation, any partner of The Summit Parties (as defined in the Merger

Agreement), (iii) any other direct transferee from such Stockholder of at least 50% of those Registrable Shares held or that may be acquired by such Stockholder, or (iv) in the case of MicroStrategy Incorporated, any wholly-owned subsidiary of MicroStrategy Incorporated. None of the rights of any Stockholder under this Agreement shall be transferred or assigned to any Person (including, without limitation, a Qualifying Holder) that acquires Registrable Shares in the event that and to the extent that such Person is eligible to resell such Registrable Shares pursuant to Rule 144(k) of the Securities Act.

         11. EFFECTIVENESS; TERMINATION. This Agreement shall terminate and be of no further force or effect, automatically and without any action being required of any party hereto, upon the termination of the Merger Agreement pursuant to Section 18 thereof or if the Effective Time does not occur for any reason whatsoever. The obligations of the Company hereunder shall expire once there are no more Registrable Shares.

         12. GENERAL.

         12.1. REMEDIES. In case that any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties to this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

         12.2. ASSIGNMENT. None of the parties to this Agreement shall be permitted to assign or delegate any of their respective rights or obligations under this Agreement, except as otherwise provided in Section 10.

         12.3. SURVIVAL. The rights and obligations of the parties hereto set forth herein shall survive indefinitely, unless and until, by their respective terms, they are no longer applicable.

         12.4. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

         12.5. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class, registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

         (i) If to the Company, to:

                  iBasis, Inc.
                  20 Second Avenue
                  Burlington, Massachusetts 01803
                  Attn:  Ofer Gneezy
                  Fax:     (781) 505-7304

         with a copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA 02110
                  Fax:  617-951-8736
                  Attn:    Johan V. Brigham, Esq.

         (ii) If to a Stockholder, to the address or addresses of such Stockholder set forth on the signature pages thereto.

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it was directed, (ii) if sent by telex, telecopier, facsimile machine or telegraph and properly addressed in accordance with the foregoing provisions of this Section 12.5, when received by the addressee, (iii) if sent by commercial courier guaranteeing next business day delivery, on the business day following the date of delivery to such courier, or
(iii) if sent by first-class mail, postage prepaid, and properly addressed in accordance with the foregoing provisions of this Section 12.5, (A) when received by the addressee, or (B) on the third business day following the day of dispatch thereof, whichever of (A) or (B) shall be the earlier.

         12.6. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended, modified or terminated, and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retrospectively or prospectively), with, but only with, the written consent of Stockholders holding of record at least a majority of the Registrable Shares outstanding at such time.

         12.7. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.8. NO WAIVER OF FUTURE BREACH. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No assent, express or implied, by any party hereto to any breach in or default of any agreement or condition herein contained on the part of any other party hereto shall constitute a waiver of or assent to any succeeding breach in or default of the same or any other agreement or condition hereof by such other party.

         12.9. NO IMPLIED RIGHTS OR REMEDIES; THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement. Except as otherwise expressly provided in this Agreement, there are no intended third party beneficiaries under or by reason of this Agreement.

         12.10. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         12.11. NOUNS AND PRONOUNS. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

         12.12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding choice of law rules thereof.

         12.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         12.14. SELECTION OF UNDERWRITER. The underwriter, if any, of any offering under Section 2 or 3.3 shall be selected by holders of a majority of the Registrable Shares held by The Summit Parties included therein, PROVIDED that such underwriter shall be reasonably acceptable to the Company.

         12.15. REPORTS UNDER EXCHANGE ACT. With a view to making available to the holders of Registrable Shares the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its reasonable best efforts to satisfy the requirements of all such rules and regulations (including the requirements for public information, registration under the Exchange Act and timely reporting to the Commission). The Company will furnish to each holder of Registrable Shares, whenever requested, a written statement as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of its most recent annual or quarterly report, and such other reports and information filed by the Company as such holder may reasonably request in connection with the sale of Registrable Shares without registration.

         12.16. REGISTRATION RIGHTS OF OTHERS. Without the prior consent of Stockholders holding a majority of the Registrable Shares then outstanding, the Company shall not grant to any other holder of the Company's securities registration rights that are superior to or in any way adversely affect the registration rights granted to the Stockholders hereunder.

         IN WITNESS WHEREOF, this Agreement has been executed as an instrument under seal as of the date first above written.

                                IBASIS, INC.


                                By:  /s/ Ofer Gneezy
                                   ------------------------------
                                Name:  Ofer Gneezy
                                Title:  President and Chief Executive Officer

                                DESIGNATED STOCKHOLDERS:


                                    /s/ Daniel J. Price
                                   ------------------------------
                                Name:    Daniel J. Price
                                Address:    c/o PriceInteractive, Inc.
                                            11800 Sunrise Valley Drive
                                            Reston, VA 20191


                                    /s/ Timothy W. Price
                                   ------------------------------
                                Name:    Timothy W. Price
                                Address:    c/o PriceInteractive, Inc.
                                            11800 Sunrise Valley Drive
                                            Reston, VA 20191

                                SUMMIT VENTURES V, L.P.

                                By: Summit Partners V, L.P.
                                    Its General Partner

                                    By:      Summit Partners, LLC
                                             Its General Partner

                                             By:      /s/ Bruce R. Evans
                                               -------------------------
                                                   Name:  Bruce R. Evans
                                                   Title:  Member


                                SUMMIT VENTURES IV, L.P.,

                                By: Summit Partners IV, L.P.,
                                    Its General Partner

                                    By:      Stamps, Woodsum & Co. IV,
                                             L.P.,
                                             Its General Partner

                                    By:      /s/ Bruce R. Evans
                                             -------------------------
                                                 Name:  Bruce R. Evans
                                                 Title:  General Partner

                                SUMMIT INVESTORS III, L.P.


                                    By:        /s/ Bruce R. Evans
                                               -------------------------
                                    Name:  Bruce R. Evans
                                    Title:  General Partner


                                SUMMIT V COMPANION FUND, L.P.

                                By: Summit Partners V, L.P.
                                    Its General Partner

                                    By:      Summit Partners, LLC
                                             Its General Partner

                                             By:      /s/ Bruce R. Evans
                                               -------------------------
                                                   Name:  Bruce R. Evans
                                                   Title:  Member

                                  SUMMIT V ADVISORS FUND, L.P.

                                      By:      Summit Partners, LLC
                                               Its General Partner

                                               By:      /s/ Bruce R. Evans
                                                 -------------------------
                                                   Name:  Bruce R. Evans
                                                   Title:  Member




                                  SUMMIT V ADVISORS FUND (QP), L.P.

                                      By:      Summit Partners, LLC
                                               Its General Partner

                                               By:      /s/ Bruce R. Evans
                                                 -------------------------
                                                   Name:  Bruce R. Evans
                                                   Title:  Member

                                      MICROSTRATEGY INCORPORATED


                                       /s/ Eric F. Brown
                                      -------------------------
                                      Name:  Eric F. Brown
                                      Title:  President and CFO


                                      /s/ Dana Skaddan
                                      -------------------------
                                      Name:    Dana Skaddan
                                      Address:    c/o PriceInteractive, Inc.
                                                  11800 Sunrise Valley Drive
                                                  Reston, VA 20191

                                      /s/ Daniel Moore
                                      -------------------------
                                      Name:    Daniel Moore
                                      Address:    c/o PriceInteractive, Inc.
                                                  11800 Sunrise Valley Drive
                                                  Reston, VA 20191
                                 iBASIS, INC.

                           INSTRUMENT OF ADHERENCE

         Reference is hereby made to that certain Registration Rights Agreement, dated as of December 12, 2000, among iBasis, Inc., a Delaware corporation (the "COMPANY"), the Designated Stockholders and the Permitted Transferees, as amended and in effect from time to time (the "REGISTRATION RIGHTS AGREEMENT"). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

         The undersigned, in order to become the owner or holder of [___________] shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company, that are Acquired Shares under the Registration Rights Agreement hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of a Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Permitted Transferees. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

         Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.



                                  Signature:
                                             --------------------------
                                                Name:
                                                Title:


Accepted:

IBASIS, INC.


By:
   --------------------------------------------------
         Name:
         Title:


Date:
     -------------------------------